Exhibit 99.1
Arvinas Shares New Preclinical Combination Data for the PROTAC BCL6 Degrader, ARV-393, at the 2025 American Association for Cancer Research Annual Meeting

– ARV-393 demonstrated strong synergistic antitumor activity, including complete regressions, in combination with standard-of-care chemotherapy, biologics, and select investigational oral small molecule inhibitors –

– Findings support continued evaluation of ARV-393 combinations in non-Hodgkin lymphoma –

NEW HAVEN, Conn., April 28, 2025 -- Arvinas, Inc. (Nasdaq: ARVN), a clinical-stage biotechnology company working to develop a new class of drugs based on targeted protein degradation, today presented data from preclinical combination studies of ARV-393, the company’s investigational PROteolysis TArgeting Chimera (PROTAC) B-cell lymphoma 6 protein (BCL6) degrader. BCL6 is a transcriptional repressor protein and a known driver of B-cell lymphomas. Data demonstrated synergistic antitumor activity, including complete regressions, in combination with standard of care (SOC) chemotherapy, SOC biologics, and investigational oral small molecule inhibitors (SMIs) in high grade B-cell lymphoma (HGBCL) and aggressive diffuse large B-cell lymphoma (DLBCL) models. The results from these preclinical studies were shared in a poster presentation at the 2025 American Association for Cancer Research (AACR) annual meeting in Chicago, Illinois.

Key findings from the studies included:

•ARV-393 in combination with SOC chemotherapy (rituximab, cyclophosphamide, doxorubicin, vincristine, and prednisone [R-CHOP]), induced significantly greater tumor growth inhibition compared with rituximab, CHOP, R-CHOP, or ARV-393 alone, with complete tumor regressions in all mice treated with the ARV-393 and R-CHOP combination.
•ARV-393 in combination with SOC biologics targeting CD20 (rituximab), CD19 (tafasitamab), or CD79b (polatuzumab vedotin) resulted in tumor regressions and demonstrated significantly stronger tumor growth inhibition compared with each agent alone.
•In preclinical models, ARV-393 increased CD20 expression, providing additional support for the exploration of combinations with CD20-targeted agents and in the context of low or loss of CD20 expression.
•ARV-393 in combination with investigational small molecule inhibitors targeting clinically validated oncogenic drivers of lymphoma, such as BTK (acalabrutinib), BCL2 (venetoclax), or EZH2 (tazemetostat), resulted in superior tumor growth inhibition compared with each agent alone, with tumor regressions in all mice treated with the combinations.

“Given that combination regimens are the foundation of lymphoma treatment, we are encouraged by the strength of these preclinical combination data, which demonstrate complete tumor regressions in aggressive lymphoma models,” said Noah Berkowitz, M.D., Ph.D., Chief Medical Officer at Arvinas. “We believe these preclinical data demonstrate potential for broad combinability of ARV-393 and provide a compelling rationale for considering combination strategies as we work to bring forward new therapeutic options for lymphoma patients.”

A Phase 1 study of ARV-393 is enrolling patients with relapsed/refractory non-Hodgkin lymphoma, including DLBCL (NCT06393738).

Additional detail on the ARV-393 data presentation at AACR 2025:

Poster Title: ARV-393, a PROteolysis TArgeting Chimera (PROTAC) BCL6 Degrader, Combined With Biologics or Small-Molecule Inhibitors Induces Tumor Regressions in Diffuse Large B-Cell Lymphoma Models
Abstract: 1655
Session Title: Degraders and Glues 2
Session Type: Experimental and Molecular Therapeutic
Location: Poster Section 18
Poster Board Number: 15
Date: Monday, April 28, 2025
Lecture Time: 9:00 a.m. – 12:00 p.m. CT

About ARV-393
ARV-393 is an investigational, orally bioavailable PROteolysis TArgeting Chimera (PROTAC) designed to degrade B-cell lymphoma 6 protein (BCL6), a transcriptional repressor and major driver of B-cell lymphomas. During B-cell development, tightly controlled BCL6 protein expression regulates >600 genes to facilitate rapid B-cell proliferation and tolerance of somatic hypermutation and gene recombination for antibody generation. Deregulated BCL6 expression is common in B-cell lymphoma and promotes cancer cell survival, proliferation, and genomic instability. PROTAC-mediated degradation has the potential to address the historically undruggable nature of BCL6. ARV-393 is currently in a Phase 1 clinical trial in patients with relapsed/refractory non-Hodgkin lymphoma.

About Arvinas
Arvinas (Nasdaq: ARVN) is a clinical-stage biotechnology company dedicated to improving the lives of patients suffering from debilitating and life-threatening diseases. Through its PROteolysis TArgeting Chimera (PROTAC) protein degrader platform, the Company is pioneering the development of protein degradation therapies designed to harness the body’s natural protein disposal system to selectively and efficiently degrade and remove disease-causing proteins. Arvinas is currently progressing multiple investigational drugs through clinical development programs, including vepdegestrant, targeting the estrogen receptor for patients with locally advanced or metastatic ER+/HER2- breast cancer; ARV-393, targeting BCL6 for relapsed/refractory non-Hodgkin Lymphoma; and ARV-102, targeting LRRK2 for neurodegenerative disorders. Arvinas is headquartered in New Haven, Connecticut. For more information about Arvinas, visit www.arvinas.com and connect on LinkedIn and X.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties, including statements regarding the potential for Arvinas’ investigational oral PROteolysis TArgeting Chimera (PROTAC) degrader ARV-393 to treat relapsed/refractory non-Hodgkin lymphoma; the preclinical data for ARV-393 demonstrating the potential for broad combinability and supporting continued evaluation of ARV-393 combinations in non-Hodgkin lymphoma associated with B-cell lymphoma 6 protein (“BCL6”) dysfunction; and PROTAC-mediated degradation having the potential to address the historically undruggable nature of BCL6.. All statements, other than statements of historical facts, contained in this press release, including statements regarding Arvinas’ strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Arvinas may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on such forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements Arvinas makes as a result of various risks and uncertainties, including but not limited to: whether Arvinas will be able to successfully conduct and complete development for its product candidates, including ARV-393, including whether Arvinas initiates and completes clinical trials for its product candidates and receives results from its clinical trials on its expected timelines or at all; Arvinas’ ability to protect its intellectual property portfolio; whether Arvinas’ cash and cash equivalent resources will be sufficient to fund its foreseeable and unforeseeable operating expenses and capital expenditure requirements; and other important factors discussed in the “Risk Factors” section of Arvinas’ Annual Report on Form 10-K for the year ended December 31, 2024 and subsequent other reports on file with the U.S. Securities and Exchange Commission. The forward-looking statements contained in this press release reflect Arvinas’ current views with respect to future events, and Arvinas assumes no obligation to update any forward-looking statements, except as required by applicable law. These forward-looking statements should not be relied upon as representing Arvinas’ views as of any date subsequent to the date of this release.

Contacts:
Investors:
Jeff Boyle
+1 (347) 247-5089
Jeff.Boyle@arvinas.com

Media:
Kirsten Owens
+1 (203) 584-0307
Kirsten.Owens@arvinas.com